Exhibit 99.1

P R E S S R E L E A S E
Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS FOURTH QUARTER AND FISCAL 2015 RESULTS

•    Fourth Quarter Adjusted EPS at $0.27, up 13% Year-over-Year

•      Quarterly Adjusted Operating Margin Increased 30 basis points Year-over-Year

•    Fiscal Year Adjusted EPS of $1.08, up 21%

San Jose, CA, April 29, 2015 — Flextronics (NASDAQ: FLEX), a leading end-to-end supply chain solutions company, today announced results for its fourth quarter and fiscal year ended March 31, 2015:

(US$ in millions, except EPS)

	Three Month Periods Ended		Twelve Month Periods Ended
	March 31	March 31	March 31	March 31
Continuing Operations:	2015	2014	2015	2014
Net sales	$5,952	$6,724	$26,148	$26,109
Adjusted operating income	$178	$182	$751	$665
GAAP operating income	$164	$137	$701	$549
Adjusted net income	$157	$146	$637	$556
GAAP net income	$135	$43	$601	$366
Adjusted EPS	$0.27	$0.24	$1.08	$0.89
GAAP EPS	$0.23	$0.07	$1.02	$0.59

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

Fourth Quarter Results of Operations

Flextronics net sales for the fourth quarter ended March 31, 2015 were just under $6.0 billion, slightly below its previously provided revenue guidance of $6.0 billion to $6.4 billion. Despite the lighter revenues, adjusted operating income only decreased $4.0 million compared to the same quarter last year with operating margin improvement of 30 basis points to 3.0% from 2.7%. Flextronics adjusted income grew 8% to $157 million for the fourth quarter. Adjusted earnings per diluted share of $0.27 in the fourth quarter ended March 31, 2015 was up 13% from $0.24 in the year ago quarter.

Fiscal Year 2015 Results of Operations

Flextronics net sales for the fiscal year ended March 31, 2015 were $26.1 billion, flat versus the prior year. Fiscal year 2015 adjusted operating income increased 13% to $751 million from $665 million in the prior fiscal year. Adjusted earnings per diluted share also increased 21% to $1.08 year-over-year.

“Fiscal 2015 underscored our company’s ability to deliver on our commitments through steady execution which resulted in an increased adjusted operating income of 13% year-over-year and an all-time record adjusted EPS of $1.08, up 21% versus the prior year,” said Mike McNamara, chief executive officer at Flextronics.

“We continue to use our strong cash flow generation to consistently return value to our shareholders through repurchasing our shares,” said Chris Collier, chief financial officer at Flextronics. “For fiscal 2015 we spent $416 million buying back almost 7% of our shares, representing an allocation of 75% of our fiscal 2015 free cash flow.”

Guidance

The acquisition of Mirror Controls International (“MCi”) announced today in a separate press release is expected to close in the quarter ending September 25, 2015 and as a result does not impact the guidance below for the quarter ending June 26, 2015.

For the first quarter ending June 26, 2015, revenue is expected to be in the range of $5,600 to $6,200 million and adjusted EPS is expected to be in the range of $0.20 to $0.26 per diluted share.

GAAP earnings per share is expected to be lower than the adjusted EPS guidance provided herein by approximately $0.04 per diluted share for intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management team will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the fourth quarter ended March 31, 2015.  The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Flextronics International Ltd. (Reg. No. 199002645H) is a leading end-to-end supply chain solutions company that delivers innovative design, engineering, manufacturing and logistics services to a range of industries and end-markets, including data networking, telecom, enterprise computing and storage, industrial, capital equipment, appliances, automation, medical, automotive, aerospace and defense, energy, mobile, computing and other electronic product categories. Flextronics is an industry leader with $26 billion in sales, generated from helping customers design, build, ship, and service their products through an unparalleled network of facilities and innovations centers in approximately 30 countries and across four continents. Flextronics service offerings and vertically integrated component technologies optimize customer supply chains by lowering costs, increasing flexibility, and reducing time-to-market. For more information, visit www.flextronics.com or follow us on Twitter @flextronics.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities law including statements related to the future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; that recently proposed changes in tax laws in certain jurisdictions where we operate may materially impact our tax expense, and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	March 31, 2015	March 31, 2014
GAAP:
Net sales	$5,951,600	$6,723,934
Cost of sales	5,572,783	6,338,268
Restructuring charges	—	23,522
Gross profit	378,817	362,144
Selling, general and administrative expenses	214,613	213,735
Restructuring charges	—	11,029
Operating income	164,204	137,380
Intangible amortization	8,807	7,397
Other (income) charges, net (2)	(11,707)	55,000
Interest and other, net	11,232	16,388
Income before income taxes	155,872	58,595
Provision for income taxes	20,760	15,620
Net income	$135,112	$42,975

EPS:
Net income:
GAAP	$0.23	$0.07
Non-GAAP	$0.27	$0.24

Shares used in computing diluted per share amounts	581,852	611,719

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Twelve Month Periods Ended
	March 31, 2015	March 31, 2014
GAAP:
Net sales	$26,147,916	$26,108,607
Cost of sales	24,602,576	24,609,738
Restructuring charges	—	58,648
Gross profit	1,545,340	1,440,221
Selling, general and administrative expenses	844,473	874,796
Restructuring charges	—	16,663
Operating income	700,867	548,762
Intangible amortization	32,035	28,892
Other (income) charges, net (2)(3)	(53,233)	57,512
Interest and other, net	51,410	61,904
Income before income taxes	670,655	400,454
Provision for income taxes	69,854	34,860
Net income	$600,801	$365,594

EPS:
Net income:
GAAP	$1.02	$0.59
Non-GAAP	$1.08	$0.89

Shares used in computing diluted per share amounts	591,556	623,479

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

	Three Month Periods Ended
	March 31, 2015	March 31, 2014
GAAP gross profit	$378,817	$362,144
Stock-based compensation expense	1,941	1,522
Restructuring charges	—	23,522
Non-GAAP gross profit	$380,758	$387,188
GAAP SG&A Expenses	$214,613	$213,735
Stock-based compensation expense	11,509	8,500
Non-GAAP SG&A Expenses	$203,104	$205,235
GAAP operating income	$164,204	$137,380
Stock-based compensation expense	13,450	10,022
Restructuring charges	—	34,551
Non-GAAP operating income	$177,654	$181,953
GAAP provision for income taxes	$20,760	$15,620
Intangible amortization benefit	215	291
Restructuring charges	—	3,881
Non-GAAP provision for income taxes	$20,975	$19,792
GAAP net income	$135,112	$42,975
Stock-based compensation expense	13,450	10,022
Intangible amortization	8,807	7,397
Restructuring charges	—	34,551
Other charges (2)	—	55,000
Adjustments for taxes	(215)	(4,172)
Non-GAAP net income	$157,154	$145,773
EPS:
Net income:
GAAP	$0.23	$0.07
Non-GAAP	$0.27	$0.24

FLEXTRONICS INTERNATIONAL LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

	Twelve Month Periods Ended
	March 31, 2015	March 31, 2014
GAAP gross profit	$1,545,340	$1,440,221
Stock-based compensation expense	7,503	6,540
Restructuring charges	—	58,648
Non-GAAP gross profit	$1,552,843	$1,505,409
GAAP SG&A Expenses	$844,473	$874,796
Stock-based compensation expense	42,767	33,899
Non-GAAP SG&A Expenses	$801,706	$840,897
GAAP operating income	$700,867	$548,762
Stock-based compensation expense	50,270	40,439
Restructuring charges	—	75,311
Non-GAAP operating income	$751,137	$664,512
GAAP provision for income taxes	$69,854	$34,860
Intangible amortization benefit	1,783	949
Restructuring charges	—	7,929
Non-GAAP provision for income taxes	$71,637	$43,738
GAAP net income	$600,801	$365,594
Stock-based compensation expense	50,270	40,439
Intangible amortization	32,035	28,892
Restructuring charges	—	75,311
Other (income) charges, net (2)(3)	(44,009)	55,000
Adjustments for taxes	(1,783)	(8,878)
Non-GAAP net income	$637,314	$556,358
EPS:
Net income:
GAAP	$1.02	$0.59
Non-GAAP	$1.08	$0.89

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	March 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,628,408	$1,593,728
Accounts receivable, net	2,337,515	2,697,985
Inventories	3,488,752	3,599,008
Other current assets	1,235,836	1,509,605
Total current assets	8,690,511	9,400,326

Property and equipment, net	2,092,167	2,288,656
Goodwill and other intangible assets, net	415,175	377,218
Other assets	496,006	433,950
Total assets	$11,693,859	$12,500,150

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank borrowings and current portion of long-term debt	$46,162	$32,575
Accounts payable	4,561,194	4,747,779
Other current liabilities	2,148,867	2,876,333
Total current liabilities	6,756,223	7,656,687

Long-term debt, net of current portion:
Revolving credit facility	—	—
4.625% Notes (due 2020)	500,000	500,000
5.000% Notes (due 2023)	500,000	500,000
Term Loans	1,027,500	1,067,500
Other long-term debt	10,071	2,520
Other liabilities	503,815	571,764

Total shareholders’ equity	2,396,250	2,201,679
Total liabilities and shareholders’ equity	$11,693,859	$12,500,150

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1)   To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, restructuring charges, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance, asset impairment, lease termination, contract and product exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s restructuring activities, and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

For the twelve-month period ended March 31, 2015, Free Cash Flow was $554 million consisting of GAAP net cash flows from operating activities of $794 million less purchases of property and equipment net of proceeds from dispositions of $240 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

(2) In accordance with a manufacturing agreement, the Company recognized a $55.0 million charge for a contractual obligation during the quarter ended March 31, 2014. During the first quarter of fiscal 2015, an amendment was executed which included the removal of the $55.0 million obligation. Accordingly, the Company reversed this charge with a corresponding credit to other income, included in other (income) charges, net with no impact to cash.

(3) During the first quarter of fiscal 2015, the Company recognized a loss of $11.0 million in connection with the disposition of a certain European manufacturing facility, which is included in other (income) charges, net.